Exhibit 31.3

CERTIFICATION

I, David R. Morris, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of RBB Bancorp for the year ended December 31, 2022; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David R. Morris
David R. Morris
President and Chief Executive Officer
Date: June 13, 2023